Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
July 27, 2023	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Second Quarter and First Half of 2023

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the second quarter of 2023 of $92.5 million, or $0.68 per diluted share, as compared to earnings of $98.3 million, or $0.73 per diluted share, for the first quarter of 2023. Earnings for the second quarter of 2022 were $95.6 million, or $0.71 per diluted share.

“UBSI’s performance remained strong in the second quarter,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “Our profitability, asset quality, and balance sheet strength continue to allow us to take care of our customers, invest in our communities, and build new relationships across our footprint.”

Second quarter of 2023 results produced annualized returns on average assets, average equity and average tangible equity, a non-GAAP measure, of 1.26%, 7.96 % and 13.47%, respectively, compared to annualized returns on average assets, average equity and average tangible equity of 1.35%, 8.72% and 14.97%, respectively, for the first quarter of 2023. Annualized returns on average assets, average equity and average tangible equity were 1.32%, 8.33% and 14.23%, respectively, for the second quarter of 2022.

During the second quarter of 2023, United sold mortgage servicing rights (“MSRs”) with an aggregate unpaid principal balance of approximately $2.0 billion at a gain of $8.1 million. Additionally, during the second quarter of 2023, United sold approximately $187.0 million of available for sale (“AFS”) investment securities at a loss of $7.2 million.

United Bankshares, Inc. Announces…

July 27, 2023

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Second quarter of 2023 compared to the first quarter of 2023

Net interest income for the second quarter of 2023 decreased $6.9 million, or 3%, from the first quarter of 2023. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the second quarter of 2023 also decreased $6.9 million, or 3%, from the first quarter of 2023. The decrease in net interest income and tax-equivalent net interest income was primarily due to higher interest expense driven by deposit rate repricing partially offset by higher interest income on net loans and loans held for sale driven by rising market interest rates. The interest rate spread for the second quarter of 2023 decreased 24 basis points from the first quarter of 2023 to 2.69% due to a 47 basis point increase in the average cost of funds partially offset by a 23 basis point increase in the yield on earning assets. The yield on average interest-bearing deposits increased 54 basis points to 2.37% from the first quarter of 2023. The yield on average net loans and loans held for sale increased 23 basis points to 5.78% from the first quarter of 2023. The net interest margin of 3.51% for the second quarter of 2023 was a decrease of 12 basis points from the net interest margin of 3.63% for the first quarter of 2023.

The provision for credit losses was $11.4 million for the second quarter of 2023 as compared to $6.9 million for the first quarter of 2023. The provision for credit losses in the second quarter of 2023 was primarily driven by an increase in the allowance for loan & lease losses mainly due to a change in qualitative factors and the impact of reasonable and supportable forecasts of future macroeconomic conditions.

Noninterest income for the second quarter of 2023 increased $2.4 million, or 7%, from the first quarter of 2023. The increase in noninterest income was primarily due to increases in mortgage loan servicing income of $7.6 million mainly driven by the gain on sale of MSRs and income from mortgage banking activities of $1.5 million driven by higher mortgage loan origination and sale volume and a higher margin on loans sold. These increases in noninterest income were partially offset by higher net losses on investment securities of $6.9 million mainly driven by the loss on sale of AFS investment securities.

Noninterest expense for the second quarter of 2023 decreased $2.1 million, or 2%, from the first quarter of 2023. The decrease in noninterest expense was primarily driven by a decrease in the expense for the reserve for unfunded loan commitments of $4.6 million partially offset by an increase in employee compensation of $3.1 million. The decrease in the expense for the reserve for unfunded loan commitments was driven by a decrease in the outstanding balance of loan commitments at quarter end. The increase in employee compensation was primarily driven by higher employee incentives as well as higher employee commissions related to mortgage banking production.

For the second quarter of 2023, income tax expense was $23.5 million as compared to $24.4 million for the first quarter of 2023. The decrease of $996 thousand was due to lower earnings partially offset by a higher effective tax rate. United’s effective tax rate was 20.2% and 19.9% for the second quarter of 2023 and first quarter of 2023, respectively.

Second quarter of 2023 compared to the second quarter of 2022

Earnings for the second quarter of 2023 were $92.5 million, or $0.68 per diluted share, as compared to earnings of $95.6 million, or $0.71 per diluted share, for the second quarter of 2022.

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July 27, 2023

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Net interest income for the second quarter of 2023 increased $12.6 million, or 6%, from the second quarter of 2022. Tax-equivalent net interest income for the second quarter of 2023 also increased $12.6 million, or 6%, from the second quarter of 2022. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of rising market interest rates on earning assets, organic loan growth and a change in the asset mix to higher earning assets. These increases were partially offset by higher interest expense primarily driven by deposit rate repricing, higher average balances and cost of long-term borrowings, lower income from Paycheck Protection Program (“PPP”) loan fees and lower acquired loan accretion. The yield on average earning assets increased 175 basis points from the second quarter of 2022 to 5.33%. Average earning assets for the second quarter of 2023 increased $494.6 million, or 2%, from the second quarter of 2022 due to a $1.7 billion increase in average net loans and loans held for sale partially offset by a $743.1 million decrease in average short-term investments and a $423.1 million decrease in average investment securities. The average cost of funds increased 233 basis points from the second quarter of 2022 to 2.64% primarily due to increases in the yield on average interest-bearing deposits of 212 basis points and in the yield on average long-term borrowings of 300 basis points. Average long-term borrowings increased $1.5 billion from the second quarter of 2022. Net PPP loan fee income decreased $3.5 million from the second quarter of 2022. Acquired loan accretion income was $3.1 million and $5.4 million for the second quarter of 2023 and 2022, respectively, a decrease of $2.3 million. The net interest margin of 3.51% for the second quarter of 2023 was an increase of 13 basis points from the net interest margin of 3.38% for the second quarter of 2022.

The provision for credit losses was $11.4 million for the second quarter of 2023 as compared to a net benefit of $1.8 million for the second quarter of 2022. The provision for credit losses in the second quarter of 2023 was primarily driven by an increase in the allowance for loan & lease losses mainly due to a change in qualitative factors and the impact of reasonable and supportable forecasts of future macroeconomic conditions.

Noninterest income for the second quarter of 2023 was $35.2 million, which was a decrease of $8.4 million, or 19%, from the second quarter of 2022. Net losses on investment securities were $7.3 million for the second quarter of 2023 as compared to net gains on investment securities of $1.2 million for the second quarter of 2022 mainly driven by the loss on sale of AFS investment securities in the second quarter of 2023. Additionally, income from mortgage banking activities decreased $4.5 million mainly due to lower origination and sale volume and income from bank owned life insurance (“BOLI”) decreased $2.1 million primarily due to higher amounts of death benefits recognized in the second quarter of 2022. This decrease in noninterest income was partially offset by an increase in mortgage loan servicing income of $7.5 million mainly driven by the gain on sale of MSRs.

Noninterest expense for the second quarter of 2023 was $135.3 million, a decrease of $5.9 million, or 4%, from the second quarter of 2022 primarily due to decreases of $7.9 million in the expense for the reserve for unfunded loan commitments and $4.1 million in employee compensation partially offset by increases of $3.2 million in other noninterest expense and $1.6 million in FDIC insurance expense. The decrease in employee compensation was primarily due to lower employee commissions related to mortgage banking production as well as lower employee incentives. The increase in other noninterest expense was primarily driven by higher amounts of certain general operating expenses. The increase in FDIC insurance expense was primarily due to a higher assessment rate.

Income tax expense of $23.5 million for the second quarter of 2023 was flat from the second quarter of 2022, decreasing $79 thousand, or less than 1%. The decrease was driven by lower earnings partially offset by a higher effective tax rate. United’s effective tax rate was 20.2% for the second quarter of 2023 and 19.8% for the second quarter of 2022.

United Bankshares, Inc. Announces…

July 27, 2023

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First half of 2023 compared to the first half of 2022

Earnings for the first six months of 2023 were $190.8 million, or $1.41 per diluted share, as compared to earnings of $177.3 million, or $1.30 per diluted share, for the first six months of 2022.

Net interest income for the first six months of 2023 increased $55.4 million, or 14%, from the first six months of 2022. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the first six months of 2023 also increased $55.4 million, or 14%, from the first six months of 2022. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of rising market interest rates on earning assets, organic loan growth and a change in the asset mix to higher earning assets. These increases were partially offset by higher interest expense primarily driven by deposit rate repricing and higher average balances and cost of long-term borrowings as well as lower income from PPP loan fees and acquired loan accretion. The yield on average earning assets increased 184 basis points from the first six months of 2022 to 5.21%. Average earning assets for the first six months of 2023 increased $311.0 million, or 1%, from the first six months of 2022 due to a $1.9 billion increase in average net loans and loans held for sale partially offset by a $1.4 billion decrease in average short-term investments and a $171.4 million decrease in average investment securities. The average cost of funds increased 212 basis points from the first six months of 2022 to 2.41% primarily due to increases in the yield on average interest-bearing deposits of 187 basis points and in the yield on average long-term borrowings of 298 basis points. Average long-term borrowings increased $1.5 billion from the first six months of 2022. Net PPP loan fee income decreased $7.3 million from the first six months of 2022. Acquired loan accretion income was $6.2 million and $9.5 million for the first six months of 2023 and 2022, respectively, a decrease of $3.3 million. The net interest margin of 3.57% for the first six months of 2023 was an increase of 39 basis points from the net interest margin of 3.18% for the first six months of 2022.

The provision for credit losses was $18.3 million for the first six months 2023 as compared to a net benefit of $5.2 million for the first six months of 2022.

Noninterest income for the first six months of 2023 was $67.9 million, which was a decrease of $21.7 million, or 24%, from the first six months of 2022. Income from mortgage banking activities decreased $17.4 million from the first six months of 2022 mainly due to lower mortgage loan origination and sale volume driven by the rising rate environment and a lower margin on loans sold. Additionally, net losses on investment securities were $7.7 million for the first six months of 2023 as compared to net gains on investment securities of $931 thousand for the first six months of 2022 mainly driven by the loss on sale of AFS investment securities in the second quarter of 2023. The decrease in noninterest income was partially offset by a $7.4 million increase in mortgage loans servicing income mainly driven by the gain on sale of MSRs in the second quarter of 2023.

Noninterest expense for the first six months of 2023 was $272.7 million, a decrease of $7.6 million, or 3%, from the first six months of 2022 driven by decreases in employee compensation of $11.3 million and the expense for reserve for unfunded loan commitments of $10.6 million partially offset by increases in other noninterest expense of $7.8 million and FDIC insurance expense of $3.5 million. The decrease in employee compensation was primarily due to lower employee commissions and incentives related to mortgage banking production. The increase in other noninterest expense was primarily driven by higher amounts of certain general operating expenses. The increase in FDIC insurance expense was primarily due to a higher assessment rate.

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July 27, 2023

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For the first six months of 2023, income tax expense was $47.9 million as compared to $43.6 million for the first six months of 2022 primarily due to higher earnings and a higher effective tax rate. United’s effective tax rate was 20.1% for the first six months of 2023 and 19.8% for the first six months of 2022.

Credit Quality

United’s asset quality continues to be sound. At June 30, 2023, non-performing loans were $41.6 million, or 0.20% of loans & leases, net of unearned income. Total non-performing assets were $45.3 million, including other real estate owned (“OREO”) of $3.8 million, or 0.15% of total assets at June 30, 2023. At December 31, 2022, non-performing loans were $58.6 million, or 0.29% of loans & leases, net of unearned income. Total non-performing assets were $60.7 million, including OREO of $2.1 million, or 0.21% of total assets at December 31, 2022.

On January 1, 2023, United adopted ASU 2022-02, “Troubled Debt Restructurings and Vintage Disclosures” which eliminated the accounting guidance on troubled debt restructurings and enhanced creditors’ disclosure requirements related to loan refinancings and restructurings for borrowers experiencing financial difficulty. After the adoption of ASU 2022-02, United no longer considers accruing restructured loans that are fewer than 90 days past due as non-performing loans or non-performing assets. December 31, 2022 non-performing loans and non-performing assets noted above included $9.1 million of troubled debt restructurings that were on accruing status and fewer than 90 days past due but classified as non-performing loans and non-performing assets. Restructured loans that are on non-accrual or 90-day past due are included in the respective non-performing loan and non-performing asset categories for periods subsequent to adoption.

As of June 30, 2023, the allowance for loan & lease losses was $250.7 million, or 1.21% of loans & leases, net of unearned income, as compared to $234.7 million, or 1.14% of loans & leases, net of unearned income, at December 31, 2022. Net charge-offs were $1.2 million for the second quarter of 2023 compared to net recoveries of $941 thousand for the second quarter of 2022. Net charge-offs were $2.4 million for the first half of 2023 compared to net recoveries of $2.9 million for the first half of 2022. Annualized net charge-offs (recoveries) as a percentage of average loans & leases, net of unearned income were 0.02% and (0.02)% for the second quarter of 2023 and 2022, respectively. Annualized net charge-offs (recoveries) as a percentage of average loans & leases, net of unearned income were 0.02% and (0.03)% for the first half of 2023 and 2022, respectively. Net charge-offs were $1.1 million for the first quarter of 2023.

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 15.1% at June 30, 2023, while estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.8%, 12.8% and 11.0%, respectively. The June 30, 2023 ratios reflect United’s election of a five-year transition provision, allowed by the Federal Reserve Board and other federal banking agencies in response to the COVID-19 pandemic, to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

United Bankshares, Inc. Announces…

July 27, 2023

Page Six

During the second quarter of 2022, United repurchased, under a previously announced stock repurchase plan, approximately 1.5 million shares of its common stock at an average price per share of $34.47. During the first half of 2022, United repurchased approximately 2.3 million shares of its common stock at an average price per share of $34.69. United did not repurchase any shares of its common stock during the first half of 2023.

About United Bankshares, Inc.

As of June 30, 2023, United had consolidated assets of approximately $29.7 billion. United is the parent company of United Bank which comprises nearly 250 offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Georgia, Pennsylvania, West Virginia, and Ohio. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

United Bankshares, Inc. Announces…

July 27, 2023

Page Seven

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its June 30, 2023 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2023 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, average tangible equity, return on average tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible equity can thus be considered the most conservative valuation of the company. Tangible equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets, interest rate, securities market and monetary supply fluctuations; increasing rates of inflation and slower growth rates; reform of LIBOR; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; competition; and changes in legislation or regulatory requirements. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
	June 2023	June 2022	March 2023	June 2023	June 2022
EARNINGS SUMMARY:
Interest income	$345,932	$227,771	$329,303	$675,235	$430,566
Interest expense	118,471	12,868	94,983	213,454	24,161

Net interest income	227,461	214,903	234,320	461,781	406,405
Provision for credit losses	11,440	(1,807)	6,890	18,330	(5,217)
Noninterest income	35,178	43,608	32,744	67,922	89,633
Noninterest expense	135,288	141,174	137,419	272,707	280,349

Income before income taxes	115,911	119,144	122,755	238,666	220,906
Income taxes	23,452	23,531	24,448	47,900	43,629

Net income	$92,459	$95,613	$98,307	$190,766	$177,277

PER COMMON SHARE:
Net income:
Basic	$0.68	$0.71	$0.73	$1.42	$1.31
Diluted	0.68	0.71	0.73	1.41	1.30
Cash dividends	$0.36	$0.36	0.36	0.72	0.72
Book value			34.14	34.37	33.34
Closing market price			$35.20	$29.67	$35.07
Common shares outstanding:
Actual at period end, net of treasury shares			134,936,551	134,934,858	134,580,646
Weighted average-basic	134,683,010	134,623,061	134,411,166	134,472,074	135,336,729
Weighted average-diluted	134,849,818	134,863,650	134,840,328	134,748,868	135,634,398
FINANCIAL RATIOS:
Return on average assets	1.26%	1.32%	1.35%	1.31%	1.23%
Return on average shareholders’ equity	7.96%	8.33%	8.72%	8.34%	7.63%
Return on average tangible equity (non-GAAP)(1)	13.47%	14.23%	14.97%	14.20%	12.90%
Average equity to average assets	15.83%	15.88%	15.49%	15.66%	16.05%
Net interest margin	3.51%	3.38%	3.63%	3.57%	3.18%

		June 30 2023	December 31 2022	June 30 2022	March 31 2023
PERIOD END BALANCES:
Assets		$29,694,651	$29,489,380	$28,777,896	$30,182,241
Earning assets		26,335,600	26,135,400	25,356,669	26,826,111
Loans & leases, net of unearned income		20,764,291	20,558,166	18,970,395	20,612,159
Loans held for sale		91,296	56,879	220,689	68,176
Investment securities		4,342,714	4,872,604	5,073,618	4,777,587
Total deposits		22,369,753	22,303,166	23,026,649	22,284,586
Shareholders’ equity		4,637,043	4,516,193	4,487,050	4,606,537

Note: (1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income	Three Months Ended			Six Months Ended
	June 2023	June 2022	March 2023	June 2023	June 2022
Interest & Loan Fees Income (GAAP)	$345,932	$227,771	$329,303	$675,235	$430,566
Tax equivalent adjustment	1,144	1,104	1,135	2,279	2,213

Interest & Fees Income (FTE) (non-GAAP)	347,076	228,875	330,438	677,514	432,779
Interest Expense	118,471	12,868	94,983	213,454	24,161

Net Interest Income (FTE) (non-GAAP)	228,605	216,007	235,455	464,060	408,618
Provision for Credit Losses	11,440	(1,807)	6,890	18,330	(5,217)
Noninterest Income:
Fees from trust services	4,516	4,294	4,780	9,296	8,421
Fees from brokerage services	3,918	4,115	4,200	8,118	8,667
Fees from deposit services	9,325	10,830	9,362	18,687	20,978
Bankcard fees and merchant discounts	1,707	1,671	1,707	3,414	3,050
Other charges, commissions, and fees	949	785	1,138	2,087	1,544
Income from bank-owned life insurance	2,022	4,120	1,891	3,913	6,314
Income from mortgage banking activities	7,907	12,445	6,384	14,291	31,648
Mortgage loan servicing income	9,841	2,328	2,276	12,117	4,715
Net (losses) gains on investment securities	(7,336)	1,182	(405)	(7,741)	931
Other noninterest income	2,329	1,838	1,411	3,740	3,365

Total Noninterest Income	35,178	43,608	32,744	67,922	89,633

Noninterest Expense:
Employee compensation	58,502	62,632	55,414	113,916	125,253
Employee benefits	12,236	12,047	13,435	25,671	24,898
Net occupancy	11,409	11,206	11,833	23,242	22,393
Data processing	7,256	7,549	7,473	14,729	14,920
Amortization of intangibles	1,279	1,379	1,279	2,558	2,758
OREO expense	315	46	667	982	228
Net losses (gains) on the sale of OREO properties	16	(454)	(43)	(27)	(487)
Equipment expense	8,026	7,310	6,996	15,022	14,645
FDIC insurance expense	4,570	3,004	4,587	9,157	5,677
Mortgage loan servicing expense and impairment	1,699	1,783	1,884	3,583	3,426
Expense for the reserve for unfunded loan commitments	(2,021)	5,899	2,600	579	11,136
Other noninterest expense	32,001	28,773	31,294	63,295	55,502

Total Noninterest Expense	135,288	141,174	137,419	272,707	280,349

Income Before Income Taxes (FTE) (non-GAAP)	117,055	120,248	123,890	240,945	223,119
Tax equivalent adjustment	1,144	1,104	1,135	2,279	2,213

Income Before Income Taxes (GAAP)	115,911	119,144	122,755	238,666	220,906
Taxes	23,452	23,531	24,448	47,900	43,629

Net Income	$92,459	$95,613	$98,307	$190,766	$177,277

MEMO: Effective Tax Rate	20.23%	19.75%	19.92%	20.07%	19.75%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets
	June 2023 Q-T-D Average	June 2022 Q-T-D Average	June 30 2023	December 31 2022	June 30 2022	March 31 2023
Cash & Cash Equivalents	$1,282,923	$2,105,669	$1,692,357	$1,176,652	$1,658,486	$1,918,693
Securities Available for Sale	4,320,055	4,824,655	4,005,324	4,541,925	4,812,704	4,419,413
Less: Allowance for credit losses	0	0	0	0	0	0

Net available for sale securities	4,320,055	4,824,655	4,005,324	4,541,925	4,812,704	4,419,413
Securities Held to Maturity	1,020	1,020	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(19)	(19)	(19)	(18)	(18)	(18)

Net held to maturity securities	1,001	1,001	1,001	1,002	1,002	1,002
Equity Securities	8,081	13,204	8,443	7,629	13,513	7,792
Other Investment Securities	332,904	246,312	327,946	322,048	246,399	349,380

Total Securities	4,662,041	5,085,172	4,342,714	4,872,604	5,073,618	4,777,587

Total Cash and Securities	5,944,964	7,190,841	6,035,071	6,049,256	6,732,104	6,696,280

Loans held for sale	72,966	263,039	91,296	56,879	220,689	68,176
Commercial Loans & Leases	14,980,069	14,210,173	15,083,157	14,986,117	14,136,614	14,998,881
Mortgage Loans	4,347,941	3,227,395	4,437,158	4,158,226	3,481,064	4,283,339
Consumer Loans	1,322,889	1,344,390	1,261,611	1,435,820	1,376,447	1,348,678

Gross Loans	20,650,899	18,781,958	20,781,926	20,580,163	18,994,125	20,630,898
Unearned income	(18,356)	(26,280)	(17,635)	(21,997)	(23,730)	(18,739)

Loans & Leases, net of unearned income	20,632,543	18,755,678	20,764,291	20,558,166	18,970,395	20,612,159
Allowance for Loan & Lease Losses	(240,611)	(214,624)	(250,721)	(234,746)	(213,729)	(240,491)

Net Loans	20,391,932	18,541,054	20,513,570	20,323,420	18,756,666	20,371,668
Mortgage Servicing Rights	14,662	22,644	4,627	21,022	22,593	19,987
Goodwill	1,888,889	1,889,186	1,888,889	1,888,889	1,888,889	1,888,889
Other Intangibles	17,164	22,519	16,339	18,897	21,655	17,618
Operating Lease Right-of-Use Asset	78,872	76,821	80,641	71,144	75,143	76,884
Other Real Estate Owned	4,070	13,943	3,756	2,052	13,847	4,086
Bank Owned Life Insurance	482,791	478,163	483,906	480,184	473,470	482,098
Other Assets	542,502	511,238	576,556	577,637	572,840	556,555

Total Assets	$29,438,812	$29,009,448	$29,694,651	$29,489,380	$28,777,896	$30,182,241

MEMO: Interest-earning Assets	$26,121,011	$25,626,411	$26,335,600	$26,135,400	$25,356,669	$26,826,111

Interest-bearing Deposits	$15,520,461	$15,588,089	$15,918,927	$15,103,488	$15,425,240	$15,576,926
Noninterest-bearing Deposits	6,500,259	7,587,565	6,450,826	7,199,678	7,601,409	6,707,660

Total Deposits	22,020,720	23,175,654	22,369,753	22,303,166	23,026,649	22,284,586
Short-term Borrowings	177,315	136,025	176,739	160,698	128,242	170,094
Long-term Borrowings	2,307,485	811,924	2,188,438	2,197,656	796,961	2,788,103

Total Borrowings	2,484,800	947,949	2,365,177	2,358,354	925,203	2,958,197
Operating Lease Liability	83,335	81,450	85,038	75,749	79,787	81,394
Other Liabilities	190,863	198,209	237,640	235,918	259,207	251,527

Total Liabilities	24,779,718	24,403,262	25,057,608	24,973,187	24,290,846	25,575,704

Preferred Equity	0	0	0	0	0	0
Common Equity	4,659,094	4,606,186	4,637,043	4,516,193	4,487,050	4,606,537

Total Shareholders’ Equity	4,659,094	4,606,186	4,637,043	4,516,193	4,487,050	4,606,537

Total Liabilities & Equity	$29,438,812	$29,009,448	$29,694,651	$29,489,380	$28,777,896	$30,182,241

MEMO: Interest-bearing Liabilities	$18,005,261	$16,536,038	$18,284,104	$17,461,842	$16,350,443	$18,535,123

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Quarterly/Year-to-Date Share Data:	June 2023	June 2022	March 2023	June 2023	June 2022
Earnings Per Share:
Basic	$0.68	$0.71	$0.73	$1.42	$1.31
Diluted	$0.68	$0.71	$0.73	$1.41	$1.30
Common Dividend Declared Per Share	$0.36	$0.36	$0.36	$0.72	$0.72
High Common Stock Price	$35.61	$37.81	$42.45	$42.45	$39.80
Low Common Stock Price	$27.68	$33.11	$33.35	$27.68	$33.11
Average Shares Outstanding (Net of Treasury Stock):
Basic	134,683,010	134,623,061	134,411,166	134,472,074	135,336,729
Diluted	134,849,818	134,863,650	134,840,328	134,748,868	135,634,398
Common Dividends	$48,628	$48,544	$48,720	$97,348	$97,810
Dividend Payout Ratio	52.59%	50.77%	49.56%	51.03%	55.17%

EOP Share Data:		June 30 2023	December 31 2022	June 30 2022	March 31 2023
Book Value Per Share		$34.37	$33.52	$33.34	$34.14
Tangible Book Value Per Share (non-GAAP) (1)		$20.25	$19.36	$19.14	$20.01
52-week High Common Stock Price		$44.15	$44.15	$39.80	$44.15
Date		11/11/22	11/11/22	01/13/22	11/11/22
52-week Low Common Stock Price		$27.68	$33.11	$31.74	$33.11
Date		5/12/23	5/2/22	09/20/21	5/2/22
EOP Shares Outstanding (Net of Treasury Stock):		134,934,858	134,745,122	134,580,646	134,936,551
Memorandum Items:
EOP Employees (full-time equivalent)		2,799	2,856	2,988	2,836
Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)		$4,637,043	$4,516,193	$4,487,050	$4,606,537
Less: Total Intangibles		(1,905,228)	(1,907,786)	(1,910,544)	(1,906,507)

Tangible Equity (non-GAAP)		$2,731,815	$2,608,407	$2,576,506	$2,700,030
÷ EOP Shares Outstanding (Net of Treasury Stock)		134,934,858	134,745,122	134,580,646	134,936,551

Tangible Book Value Per Share (non-GAAP)		$20.25	$19.36	$19.14	$20.01

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended June 2023			Three Months Ended June 2022			Three Months Ended March 2023
Selected Average Balances and Yields:	Average Balance	Interest(1)	Average Rate(1)	Average Balance	Interest(1)	Average Rate(1)	Average Balance	Interest(1)	Average Rate(1)
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$994,072	$12,706	5.13%	$1,737,146	$4,841	1.12%	$936,394	$10,983	4.76%
Investment securities:
Taxable	4,274,123	36,721	3.44%	4,665,307	24,558	2.11%	4,404,864	36,259	3.29%
Tax-exempt	387,918	2,718	2.80%	419,865	2,794	2.66%	387,671	2,740	2.83%

Total securities	4,662,041	39,439	3.38%	5,085,172	27,352	2.15%	4,792,535	38,999	3.26%
Loans and loans held for sale, net of unearned income (2)	20,705,509	294,931	5.71%	19,018,717	196,682	4.15%	20,683,610	280,456	5.49%
Allowance for loan losses	(240,611)			(214,624)			(234,809)

Net loans and loans held for sale	20,464,898		5.78%	18,804,093		4.19%	20,448,801		5.55%

Total earning assets	26,121,011	$347,076	5.33%	25,626,411	$228,875	3.58%	26,177,730	$330,438	5.10%

Other assets	3,317,801			3,383,037			3,334,559

TOTAL ASSETS	$29,438,812			$29,009,448			$29,512,289

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$15,520,461	$91,577	2.37%	$15,588,089	$9,751	0.25%	$15,186,632	$68,592	1.83%
Short-term borrowings	177,315	1,489	3.37%	136,025	237	0.70%	166,614	1,157	2.82%
Long-term borrowings	2,307,485	25,405	4.42%	811,924	2,880	1.42%	2,417,999	25,234	4.23%

Total interest-bearing liabilities	18,005,261	118,471	2.64%	16,536,038	12,868	0.31%	17,771,245	94,983	2.17%

Noninterest-bearing deposits	6,500,259			7,587,565			6,897,030
Accrued expenses and other liabilities	274,198			279,659			273,726

TOTAL LIABILITIES	24,779,718			24,403,262			24,942,001
SHAREHOLDERS’ EQUITY	4,659,094			4,606,186			4,570,288

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,438,812			$29,009,448			$29,512,289

NET INTEREST INCOME		$228,605			$216,007			$235,455

INTEREST RATE SPREAD			2.69%			3.27%			2.93%
NET INTEREST MARGIN			3.51%			3.38%			3.63%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Six Months Ended June 2023			Six Months Ended June 2022
Selected Average Balances and Yields:	Average Balance	Interest(1)	Average Rate(1)	Average Balance	Interest(1)	Average Rate(1)
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$965,393	$23,689	4.95%	$2,379,418	$7,170	0.61%
Investment securities:
Taxable	4,339,132	72,980	3.36%	4,466,170	42,063	1.88%
Tax-exempt	387,795	5,458	2.81%	432,135	5,483	2.54%

Total securities	4,726,927	78,438	3.32%	4,898,305	47,546	1.94%
Loans and loans held for sale, net of unearned income(2)	20,694,619	575,387	5.60%	18,775,823	378,063	4.06%
Allowance for loan losses	(237,726)			(215,316)

Net loans and loans held for sale	20,456,893		5.67%	18,560,507		4.10%

Total earning assets	26,149,213	$677,514	5.21%	25,838,230	$432,779	3.37%

Other assets	3,324,719			3,338,261

TOTAL ASSETS	$29,473,932			$29,176,491

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$15,354,468	$160,169	2.10%	$15,747,191	$18,312	0.23%
Short-term borrowings	171,994	2,646	3.10%	135,012	418	0.62%
Long-term borrowings	2,362,437	50,639	4.32%	814,628	5,431	1.34%

Total interest-bearing liabilities	17,888,899	213,454	2.41%	16,696,831	24,161	0.29%

Noninterest-bearing deposits	6,697,549			7,527,570
Accrued expenses and other liabilities	272,575			269,099

TOTAL LIABILITIES	24,859,023			24,493,500
SHAREHOLDERS’ EQUITY	4,614,909			4,682,991

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,473,932			$29,176,491

NET INTEREST INCOME		$464,060			$408,618

INTEREST RATE SPREAD			2.80%			3.08%
NET INTEREST MARGIN			3.57%			3.18%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Three Months Ended	Six Months Ended
Selected Financial Ratios:	June 2023	June 2022	March 2023	June 2023	June 2022
Return on Average Assets	1.26%	1.32%	1.35%	1.31%	1.23%
Return on Average Shareholders’ Equity	7.96%	8.33%	8.72%	8.34%	7.63%
Return on Average Tangible Equity (non-GAAP) (1)	13.47%	14.23%	14.97%	14.20%	12.90%
Efficiency Ratio	51.51%	54.61%	51.46%	51.48%	56.52%
Price / Earnings Ratio	10.84	x	12.37	x	12.10	x	10.50	x	13.45	x

Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$92,459	$95,613	$98,307	$190,766	$177,277
(b) Number of Days	91	91	90	181	181
Average Total Shareholders’ Equity (GAAP)	$4,659,094	$4,606,186	$4,570,288	$4,614,909	$4,682,991
Less: Average Total Intangibles	(1,906,053)	(1,911,705)	(1,907,331)	(1,906,689)	(1,911,416)

(c) Average Tangible Equity (non-GAAP)	$2,753,041	$2,694,481	$2,662,957	$2,708,220	$2,771,575
Return on Average Tangible Equity (non-GAAP)\ [(a) / (b)] x 365 / (c)	13.47%	14.23%	14.97%	14.20%	12.90%

Selected Financial Ratios:	June 30 2023	December 31 2022	June 30 2022	March 31 2023
Loans & Leases, net of unearned income / Deposit Ratio	92.82%	92.18%	82.38%	92.50%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.21%	1.14%	1.13%	1.17%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.43%	1.37%	1.35%	1.40%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.13%	0.12%	0.15%	0.14%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.07%	0.08%	0.09%	0.06%
Non-performing Loans/ Loans & Leases, net of unearned income	0.20%	0.29%	0.37%	0.21%
Non-performing Assets/ Total Assets	0.15%	0.21%	0.29%	0.15%
Primary Capital Ratio	16.45%	16.11%	16.34%	16.07%
Shareholders’ Equity Ratio	15.62%	15.31%	15.59%	15.26%
Price / Book Ratio	0.86	x	1.21	x	1.05	x	1.03	x

Note:
(2) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Six Months Ended
Mortgage Banking Segment Data:	June 2023	June 2022	March 2023	June 2023	June 2022
Applications	$588,734	$1,159,102	$505,840	$1,094,574	$2,855,606
Loans originated	416,255	955,152	312,077	728,332	1,961,516
Loans sold	$399,632	$1,072,623	$301,476	$701,108	$2,242,748
Purchase money % of loans closed	94%	86%	92%	93%	79%
Realized gain on sales and fees as a % of loans sold	2.27%	2.40%	2.17%	2.23%	2.59%
Net interest income	$2,155	$2,870	$2,122	$4,277	$5,187
Other income	19,946	21,468	10,861	30,807	44,865
Other expense	15,706	25,776	15,085	30,791	51,224
Income taxes	1,270	(285)	(424)	846	(228)
Net income (loss)	$5,125	$(1,153)	$(1,678)	$3,447	$(944)

Period End Mortgage Banking Segment Data:		June 30 2023	December 31 2022	June 30 2022	March 31 2023
Locked pipeline		$93,417	$68,654	$206,246	$92,639
Balance of loans serviced		$1,242,441	$3,381,485	$3,534,607	$3,280,741
Number of loans serviced		12,843	23,510	24,226	22,436

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Asset Quality Data:	June 30 2023	December 31 2022	June 30 2022	March 31 2023
EOP Non-Accrual Loans	$26,545	$23,685	$28,386	$29,296
EOP 90-Day Past Due Loans	15,007	15,565	16,443	13,105
EOP Restructured Loans (1)	n/a	19,388	25,504	n/a

Total EOP Non-performing Loans	$41,552	$58,638	$70,333	$42,401
EOP Other Real Estate Owned	3,756	2,052	13,847	4,086

Total EOP Non-performing Assets	$45,308	$60,690	$84,180	$46,487

	Three Months Ended			Six Months Ended
Allowance for Loan & Lease Losses:	June 30 2023	June 30 2022	March 31 2023	June 30 2023	June 30 2022
Beginning Balance	$240,491	$214,594	$234,746	$234,746	$216,016
Gross Charge-offs	(2,274)	(2,119)	(2,936)	(5,210)	(3,595)
Recoveries	1,065	3,060	1,791	2,856	6,516

Net (Charge-offs) Recoveries	(1,209)	941	(1,145)	(2,354)	2,921
Provision for Loan & Lease Losses	11,439	(1,806)	6,890	18,329	(5,208)

Ending Balance	$250,721	$213,729	$240,491	$250,721	$213,729
Reserve for lending-related commitments	46,768	42,579	48,789	46,768	42,579

Allowance for Credit Losses (2)	$297,489	$256,308	$289,280	$297,489	$256,308

Notes:

(1)

On January 1, 2023, United adopted ASU 2022-02, “Troubled Debt Restructurings and Vintage Disclosures” which eliminated the accounting guidance on troubled debt restructurings and enhanced creditors’ disclosure requirements related to loan refinancings and restructurings for borrowers experiencing financial difficulty. After the adoption of ASU 2022-02, United no longer considers accruing restructured loans that are fewer than 90 days past due as non-performing loans or non-performing assets. December 31, 2022 and June 30, 2022 non-performing loans and non-performing assets included $9,127 and $11,044, respectively, of troubled debt restructurings that were on accruing status and fewer than 90 days past due but classified as non-performing loans and non-performing assets. Restructured loans that are on non-accrual or 90-days past due are included in the above respective non-performing loan and non-performing asset categories at June 30, 2023.

Restructured loans with an aggregate balance of $7,186 and $11,298 at December 31, 2022 and June 30, 2022, respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above. Restructured loans with an aggregate balance of $3,075 and $3,162 at December 31, 2022 and June 30, 2022, respectively, were 90 days past due, but not included in “EOP 90-Day Past Due Loans” above.

(2)	Includes allowances for loan losses and lending-related commitments.